Exhibit 10.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

   Principal Amount: $600,000.00 (U.S. Dollars) Issue Date: February 29, 2016



                         CONVERTIBLE PROMISSORY NOTE


FOR VALUE RECEIVED, Empire Global Corp., a Delaware Corporation, (hereinafter called "Borrower"), hereby promises to pay to the order of the Investor a New York Limited Liability Company (the "Holder"), without demand, the sum of Seven Hundred and Fifty Thousand Dollars ($600,000.00) ("Principal Amount"), with interest accruing thereon, on February 28, 2017 (the "Maturity Date"), if not sooner paid or modified as described herein.

This Note has been entered into pursuant to the terms of a Securities Purchase Agreement by and among the Borrower and the Holder, dated of even date herewith (the "Securities Purchase Agreement") for an aggregate Principal Amount of $600,000.00. All payment obligations hereunder shall be owed and payable in United States Dollars, payor to be responsible for any and all currency exchange and transmission fees and charges.

Unless otherwise separately defined herein, each capitalized term used in this Note shall have the same meaning as set forth in the Securities Purchase Agreement.


                                  ARTICLE I
                             GENERAL PROVISIONS


1.1 Interest Rate. Subject to Sections 1.2 and 4.8 hereof, interest payable on this Note shall accrue from the date of this Note on the outstanding Principal Amount at a rate per annum (the "Interest Rate") of twelve percent (12%). Accrued and unpaid interest on the outstanding Principal Amount shall compound monthly and is due in cash on a date that is three (3) months from the date of this Note, and thereafter on each three (3) month anniversary as set forth in this Section 1.1.

        For the avoidance of doubt, accrued and unpaid interest shall be due in cash on the following dates:

                May  30, 2016
                Aug. 31, 2016
                Nov. 30, 2016

1.2 Principal Payments. The outstanding Principal Amount of this Note, plus all and accrued interest thereon, unless paid in full earlier as described in this Note whether by acceleration or otherwise, shall be payable on the Maturity Date, February 28, 2017, one year after the date that this Note is issued.

1.3 Payment Grace Period. The Borrower shall not have any grace period to pay any monetary amounts due under this Note. After the Maturity Date and during the pendency of an Event of Default (as defined in Article
        III) a default interest rate of twenty-two percent (22%) per annum shall be in effect. Such interest shall be immediately due and payable.

1.4 Conversion Privileges. The Conversion Rights set forth in Article II and Article III shall remain in full force and effect immediately from the date hereof and until the Note is paid in full regardless of the occurrence of an Event of Default.

1.5 Application of Payments. Payments made by Borrower to Holder, whether by conversion or in cash, unless otherwise designated by Holder shall be applied (i) first against amounts owed by Borrower to Holder other than Principal Amount or interest, then (ii) to accrued interest, and lastly
        (iii) to Principal Amounts. Any Principal Amount, interest and any other sum arising under this Note and the Transaction Documents that remains outstanding as of the Maturity Date shall be due and payable on the Maturity Date.

1.6 Miscellaneous. Interest on this Note shall be calculated on the basis of a 365-day year and the actual number of days elapsed. Principal and interest on this Note and other payments in connection with this Note shall be payable at the Holder's offices as designated above in lawful money of the United States of America in immediately available funds or as permitted hereby with shares of Common Stock, without set-off, deduction or counterclaim. Upon assignment of the interest of Holder in this Note, Borrower shall instead make its payment pursuant to the assignee's instructions upon receipt of written notice thereof.


                                  ARTICLE II
                              CONVERSION RIGHTS


The Holder shall have the right to convert the principal and any interest due under this Note into Shares of the Borrower's Common Stock, $0.0001 par value per share ("Common Stock") as set forth below.

2.1     Conversion into the Borrower's Common Stock.

    (a) The Holder shall have the right from a date which is 180 days after the date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note less any portion against which the Borrower has permissibly exercised its Optional Redemption as hereinafter defined, and accrued but unpaid interest, at the election of the Holder (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and non-assessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price as defined in Section 2.1(b) hereof, determined as provided herein. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto as Exhibit A, Borrower shall issue and deliver to the Holder within five

        (5) business days after the Conversion Date (such fifth day being the "Delivery Date") that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. The Holder will not be required to surrender the Note to the Borrower until the Note has been fully converted or satisfied. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of the Note and interest, if any, to be converted, by the Conversion Price.

    (b) Except as otherwise provided herein, the Conversion Price shall be $0.85.

    (c) The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(b), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

     (i) Merger, Sale of Assets, etc. If (A) the Borrower effects any merger or consolidation of the Borrower with or into another entity, (B) the Borrower effects any sale of all or substantially all of its assets in one or a series of related transactions, (C) any tender offer or exchange offer (whether by the Borrower or another entity) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, (D) the Borrower consummates a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more persons or entities whereby such other persons or entities acquire more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by such other persons or entities making or party to, or associated or affiliated with the other persons or entities making or party to, such stock purchase agreement or other business combination), (E) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the 1934 Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% of the aggregate Common Stock of the Borrower), or (F) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than a reverse merger) (in any such case, a "Fundamental Transaction"), this Note, as to the unpaid principal portion thereof and accrued interest thereon, if any, shall thereafter be deemed to evidence the right to convert into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such Fundamental Transaction, upon or with respect to the securities subject to the conversion right immediately prior to such Fundamental Transaction. The foregoing provision shall similarly apply to successive Fundamental Transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such Fundamental Transaction.

     (ii) Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

     (iii) Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

     (iv) Share Issuance. So long as this Note is outstanding, if the Borrower shall issue any Common Stock except for the Excepted Issuances (as defined in the Securities Purchase Agreement), prior to the complete conversion or payment of this Note, for a consideration per share that is less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issuance, the Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security or debt instrument of the Borrower carrying the right to convert such security or debt instrument into Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security, debt instrument, warrant, right, or option and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. Common Stock issued or issuable by the Borrower for no consideration will be deemed issuable or to have been issued for $0.0001 per share of Common Stock. Notwithstanding the foregoing, no adjustment to the Conversion Price shall be made pursuant to this subsection 2.1(c)(iv) as a result of the issuance of shares of Common Stock pursuant to Section 2.1(c)(ii) hereof. The reduction of the Conversion Price described in this paragraph is in addition to the other rights of the Holder described in the Securities Purchase Agreement.

    (d) Whenever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Borrower shall promptly, but not later than the fifth (5th) business day after the effectiveness of the adjustment, provide notice to the Holder setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment. Failure to provide the foregoing notice is an Event of Default under this Note.

    (e) From and after the Reservation Approval (as described in the Securities Purchase Agreement), Borrower will reserve from its authorized and unissued Common Stock not less than an amount of Common Stock equal to 150% of the amount of shares of Common Stock issuable upon the full conversion of this Note. Thereafter, if additional shares of Common Stock are issuable upon conversion of the Note or as a result of the application of the provisions of the Securities Purchase Agreement and

        Section 2.1(c)(iv) of this Note, the Borrower will not be in default of its reservation obligations provided that at all times not less than 100% of the amount of Common Stock necessary to allow each holder of a Note to be able to convert all such outstanding Note, interest and Warrant Shares are reserved. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Securities Purchase Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid, upon surrender of the existing Note. No fractional shares shall be issued upon conversion of this Note and the number of shares of Conversion Stock to be issued shall be rounded up to the nearest whole share.

2.3 Maximum Conversion. The Holder shall not be entitled to convert on a Conversion Date that amount of the Note in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Stock issuable in connection with the unconverted portion of the Note, and (iii) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Borrower on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversions of 9.99%. The Holder shall have the authority to determine whether the restriction contained in this
        Section 2.3 will limit any conversion hereunder and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies.

        The Holder may waive the conversion limitation described in this
        Section 2.3, in whole or in part, upon and effective after 61 days prior written notice to the Borrower. The determination of the beneficial ownership by the Holder and its affiliates shall be made by the Holder, in its sole and absolute discretion, and the Holder shall hold the Borrower harmless against any and all damages arising out of or in connection with any conversion of this Note in violation of this
        Section 2.3. Notwithstanding anything in this Agreement or the Transaction Documents to the contrary, if Holder elects to convert all or a portion of this Note into shares of Common Stock that, when issued, would violate the restrictions described in this paragraph and either (i) the Borrower issues shares of Common Stock as exercised by Holder in excess of 9.99%, or (ii) Holder does not waive the restrictions described in this paragraph and the Borrower complies with the restrictions described in this paragraph, neither action by the

        Borrower shall be considered an Event of Default under this Note or any other Transaction Document or otherwise give to Holder any additional rights whether contemplated herein or otherwise.
        Notwithstanding anything herein to the contrary, if Holder does not waive the restrictions described in this Paragraph and Holder attempts to convert all or a portion of this Note in excess of the amount permitted above, the Borrower's compliance with the above restriction shall not be considered an Event of Default under this Note or otherwise give to Holder any additional rights.

2.4 Mandatory and Optional Redemption. Provided an Event of Default or an event which with the passage of time or the giving of notice could become an Event of Default has not occurred, unless such Event of Default has been timely cured, the Borrower will have the option of prepaying ("Optional Redemption") the outstanding obligations under this Note, including principal, accrued interest and any other fees or other amounts owed hereunder (the "Note Obligations"), in whole or in part, pursuant to the terms of this section as follows:

    (i) At any time before 180 days after the issuance date of this Note, Borrower shall have the right to prepay the Note Obligations at 130% of such Note Obligations;

    (ii) At any time after 180 days after the issuance of this Note, on any day that the average closing price for Borrower's common stock over the previous 10 trading days, as listed by Bloomberg, is:

        (i) below $1.30 per share, upon demand by the Holder Borrower shall be required to buy the Note in its entirety at 130% of the Note Obligations;

        (ii) between $1.30 and $2 per share, Borrower shall have the right to buy up to 90% of the outstanding Note Obligations from the Holder at 130% of such Note Obligations;

        (iii) between $2 and $3 per share, Borrower shall have the right to buy up to 50% of the outstanding Note Obligations from the Holder at 130% of such Note Obligations; or

        (iv) exceeds $3 per share, Borrower shall have the right to buy up to 25% of the outstanding Note Obligations from the Holder at 140% of such Note Obligations.

Upon exercising its Optional Redemption, Borrower shall pay to the Holder a sum of money equal to one hundred percent (100%) of the Note Obligations to be redeemed, accrued or payable to the Holder arising under this Note or any Transaction Document through the Redemption Payment Date as defined below (the "Redemption Amount"). Subject to the satisfaction of conditions set forth in
Section 2.4(a) and 2.4(b)(ii),(iii) or (iv) the Borrower's election to exercise its Optional Redemption must be exercised by notice in writing ("Notice of Redemption") a form of which is annexed hereto as Exhibit B. The Notice of Redemption shall specify the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be no less than fifteen (15) business days after the Notice of Redemption date (the "Redemption Period"); the Section of the Note which triggers the Optional Redemption; and where applicable, the closing Trade Prices for ten (10) trading days prior to the date of the Notice of Redemption.

A Notice of Redemption shall not be effective with respect to any portion of the Principal Amount for which the Holder has previously delivered an election to convert for conversions initiated or made by the Holder prior to the Redemption Period and the during the Redemption Period that portion of the Note subject to the Redemption Notice cannot be converted. On the Redemption Payment Date, the Redemption Amount, less any portion of the Redemption Amount against which the Holder has permissibly exercised its conversion rights, shall be paid in immediately available funds to the Holder. In the event the Borrower fails to pay the Redemption Amount on the Redemption Payment Date or does not rescind the Redemption Notice no less than five (5) business days prior to the Redemption Payment Date as set forth herein, then (i) such Notice of Redemption will be null and void, (ii) Borrower will have no right to deliver another Notice of Redemption, and (iii) Borrower's failure may be deemed by Holder to be a non-curable Event of Default. A Notice of Redemption may be cancelled by the Holder during the Redemption Period, if at any time during the Redemption Period an Event of Default, or an event which with the passage of time or giving of notice could become an Event of Default (whether or not such Event of Default has been cured), has occurred. During the Optional Redemption Period, the Borrower must abide by all of its obligations to the Note Holder.


                                  ARTICLE III
                               EVENT OF DEFAULT


The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment or grace period, all of which hereby are expressly waived, except as set forth below:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any principal or interest under this Note when due.

3.2 Breach of Covenant. If the Borrower or any Subsidiary breaches any material covenant or other material term or condition of the Securities Purchase Agreement, Transaction Documents or this Note, except for a breach of payment (which shall be applicable pursuant to Section 3.1), in any material respect and such breach, if subject to cure, continues for a period of twenty (20) days.

3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Securities Purchase Agreement, or the Transaction Documents shall be false or misleading in any material respect as of the date made and the Closing Date.

3.4 Liquidation. Any dissolution, liquidation or winding up by Borrower or a Subsidiary of a substantial portion of their business.

3.5 Cessation of Operations. Any cessation of operations by Borrower or a Subsidiary unless such Subsidiary's operations are transferred to Borrower or an Affiliate.

3.6 Maintenance of Assets. The failure by Borrower or any Subsidiary to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future) and such breach is not cured with fifteen (15) days after written notice to the Borrower from the Holder.

3.7 Receiver or Trustee. The Borrower or any Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.8 Judgments. Any money judgment, writ or similar final process shall be entered or made in a non-appealable adjudication against Borrower or any Subsidiary or any of its property or other assets for more than $100,000 in excess of the Borrower's insurance coverage, unless stayed vacated or satisfied within thirty (30) days.

3.9 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower or any Subsidiary and not discharged within forty-five (45) days.

3.10 Delisting. From and after the initial trading, listing or quotation of the Common Stock on a Principal Market, an event resulting in the Common Stock no longer being traded, listed or quoted on a Principal Market; failure to comply with the requirements for continued quotation on a Principal Market; or notification from a Principal Market that the Borrower is not in compliance with the conditions for such continued quotation and such non-compliance continues for thirty (30) days following such notification.

3.11 Non-Payment. A default by the Borrower or any Subsidiary under any one or more obligations in an aggregate monetary amount in excess of $250,000 for more than thirty (30) days after the due date, unless the Borrower or such Subsidiary is contesting the validity of such obligation in good faith; provided, however, that any such default not in excess of $50,000 shall not be counted for purposes of calculating the $250,000 aggregate amount.

3.12 Stop Trade. An SEC or judicial stop trade order or Principal Market suspension that lasts for ten (10) or more consecutive trading days.

3.13 Failure to Deliver Common Stock or Replacement Note. Borrower's failures to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note, the Securities Purchase Agreement, and the Warrant or, if required, a replacement Note following a partial conversion.

3.14 Reservation Default. Failure by the Borrower to have reserved for issuance upon conversion of the Note or upon exercise of the Warrants, the number of shares of Common Stock as required in the Securities Purchase Agreement, this Note and the Warrants, and such failure continues for a period of thirty (30) business days.

3.15 Financial Statement Restatement. The restatement after the date hereof of any financial statements filed by the Borrower with the Securities and Exchange Commission or delivered to Holder for any date or period from two years prior to the Issue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a Material Adverse Effect. For the avoidance of doubt, any restatement related to new accounting pronouncements, including without limitation, for derivative accounting shall not constitute a default under this
        Section 3.15.

3.16 Event Described in Securities Purchase Agreement. The occurrence of an Event of Default as described in the Securities Purchase Agreement or any other Transaction Document that, if susceptible to cure, is not cured during any designated cure period.

3.17 Notification Failure. A failure by Borrower to notify Holder of any material event of which Borrower is obligated to notify Holder pursuant to the terms of this Note, the Securities Purchase Agreement or any other Transaction Document.

3.18 Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of an event of default under any such other agreement to which Borrower and Holder are parties which is not cured after any required notice and/or cure period.

3.19 Other Note Default. The occurrence of an Event of Default under any Other Note or Transactional Document related to this Note.


                                  ARTICLE IV
                                MISCELLANEOUS


4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the parties hereto in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.



4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, facsimile, or email addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or
        (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

        i.  if to the Borrower to:
            Empire Global Corp., a Delaware corporation (the "Company")
            Attn.: Michele Ciavarella, CEO
            Suite 701 - 130 Adelaide Street, West
            Toronto, Ontario, Canada M5H 2K4
            with a copy (which shall not constitute notice) to:
            Julian L. Doyle, LLB Beard Winter, LLP
            Facsimile: (416) 593-7760
            Email: ceo.emgl@emglcorp.com,

            and

        ii. if to the Holder to:
            Investor (the "Holder")
            Attn.:


            with a copy (which shall not constitute notice) by fax only to Investor's Counsel




4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. This Note shall not be assignable by either the Holder or the Borrower without prior written approval of the other party.

4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement must be brought only in the civil or state courts of New York or in the federal courts located in the State and county of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or unenforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Borrower in any other jurisdiction to collect on the Borrower's obligations to Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other decision in favor of the Holder. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies of Holder, may be enforced against Borrower by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holder and Borrower are parties or which Borrower delivered to Holder, which may be convenient or necessary to determine Holder's rights hereunder or Borrower's obligations to Holder are deemed a part of this Note, whether or not such other document or agreement was delivered together herewith or was executed apart from this Note.

4.7 Waiver of Jury Trial. Borrower (by execution of this Note) and Holder (by acceptance of this Note) agree that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by or against Borrower or Holder, or any successor or assign of Borrower or Holder, on or with respect to this Note, or which in any way relates, directly or indirectly, to the obligations of Borrower to Holder under this Note, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. BORROWER AND HOLDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. Borrower and Holder acknowledge and agree that this provision is a specific and material aspect of the agreement between the parties and that Holder would not enter into the transaction contemplated hereby with Borrower of this provision were not part of their agreement.

4.8 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by applicable law, any payments in excess of such maximum rate shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.9 Non-business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding business day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

4.10 Facsimile Signature. In the event that the Borrower's signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the Borrower with the same force and effect as if such signature page were an original thereof.

4.11 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.


                          (Signature Page Follows)

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 29 day of February 2016.

    BORROWER:                              INVESTOR:
    EMPIRE GLOBAL CORP.

    By:__________________________          By:___________________________

    Print: Michele Ciavarella              Print:

    Its: Chairman and CEO                  Its: Managing Member

                       EXHIBIT A - NOTICE OF CONVERSION
      (To be executed by the Registered Holder in order to convert the Note)


The undersigned hereby elects to convert $_____________ of the principal and $_________ of the interest, fees or other charges due on the Note issued by Empire Global Corp. into Shares of Common Stock of Equity Global Corp. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion: _________________________________

Conversion Price:   _________________________________

Number of Shares of Common Stock Beneficially Owned on the Conversion Date: Less than 5% of the outstanding Common Stock of Equities Global Corp.

Shares To Be Delivered: _____________________________


The undersigned represents that the representations and warranties contained in
Section 3.2 of the Securities Purchase Agreement are true and accurate as of the Date of Conversion above set forth.

Signature:  _____________________________

Print Name: _____________________________

Address:    _____________________________

            _____________________________

            _____________________________

            _____________________________

                       EXHIBIT B - NOTICE OF REDEMPTION
(To be executed by the Borrower in order to redeem the Note in whole or in part)


The undersigned hereby elects to redeem $_____________ of the principal and $_________ of the interest, fees or other charges due on the Note issued by Empire Global Corp. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Redemption Notice:  _________________________________

Redemption Payment Date:    _________________________________

Triggering Section (circle):    2.4(ii)  /  2.4(iii)  /  2.4 (iv)

Closing Trade Prices for ten (10) trading days prior to the date of this Redemption Notice:

    Day 1:  ______
    Day 2:  ______
    Day 3:  ______
    Day 4:  ______
    Day 5:  ______
    Day 6:  ______
    Day 7:  ______
    Day 8:  ______
    Day 9:  ______
    Day 10: ______

The undersigned represents that the representations and warranties contained in
Section 3.1 of the Securities Purchase Agreement are true and accurate as of the Redemption Payment Date above set forth.


Signature:  _____________________________

Print Name: _____________________________

Address:    _____________________________

            _____________________________

            _____________________________

            _____________________________